CHANGE OF CONTROL AGREEMENT


     THIS CHANGE OF CONTROL AGREEMENT (this "Agreement") by and between Core Industries Inc, a Nevada corporation (the "Company"), with offices at 500 N. Woodward Avenue, Bloomfield Hills, Michigan 48303-2000 and Thomas G. Hooper (the "Executive"), an individual residing at 324 Beverly Island Drive, Waterford, Michigan 48328, dated as of the 26th day of March, 1997.

                                R E C I T A L S:

     WHEREAS, the Company recognizes that the current business environment makes it difficult to attract and retain highly qualified executives unless a certain degree of security can be offered to such individuals against organizational and personnel changes which frequently follow changes in control of a corporation; and

     WHEREAS, even rumors of acquisitions or mergers may cause executives to consider major career changes in an effort to assure financial security for themselves and for their families; and

     WHEREAS, the Company desires to assure fair treatment of its executives in the event of a Change in Control (as defined below) and to allow them to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing their willingness to remain with the Company notwithstanding the outcome of a possible Change in Control transaction; and

     WHEREAS, the Company recognizes that its executives will be involved in evaluating or negotiating any offers, proposals or other transactions which could result in Changes in Control of the Company and believes that it is in the best interest of the Company and its stockholders for such executives to be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Company's stockholders in making these evaluations and carrying on such negotiations; and

     WHEREAS, the Compensation Committee of the Board of Directors (the "Committee") of the Company believes it is essential to provide the Executive with compensation arrangements upon a Change in Control which are competitive with those of other corporations, and in order to accomplish these objectives, the Committee has caused the Company to enter into this Agreement.

     NOW THEREFORE, the parties, for good and valuable consideration and intending to be legally bound, agree as follows:

     1. Operation and Term of Agreement. This Agreement shall be effective immediately upon its execution. This Agreement may be terminated by the Company upon two year's advance written notice to the Executive; provided, however, that after a Change in Control of the Company during the term of this Agreement, this Agreement shall remain in effect until all of

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the obligations of the parties hereunder are satisfied and the Protection Period has expired. Prior to a Change in Control, this Agreement shall immediately terminate upon termination of the Executive's employment or upon the Executive's ceasing to be an elected officer of the Company, except in the case of such termination under circumstances set forth in Section 2(e) below.

     2. Certain Definitions. For purposes of this Agreement, the following definitions shall have the following meanings:

          (a) "Cause" shall mean (i) actual dishonesty intended to result in substantial personal enrichment at the expense of the Company, (ii) conviction of a felony or (iii) repeated willful and deliberate failure or refusal to perform the duties normally associated with the Executive's position which is not remedied in a reasonable period of time after receipt of written notice from the Company.

          (b) "Change in Control" shall mean:

               (i) on or after the date of execution of this Agreement, any person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) (a "Person") or any group of two or more Persons acting in concert becomes the beneficial owner, directly or indirectly, of securities of the Company representing, or acquires the right to control or direct, or to acquire through the conversion of securities or the exercise of warrants or other rights to acquire securities, 40% or more of the combined voting power of the Company's then outstanding securities; provided that for the purposes of the Plan, (A) "voting power" means the right to vote for the election of directors, and (B) any determination of percentage combined voting power shall be made on the basis that (x) all securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group which are convertible into securities carrying voting rights have been converted (whether or not then convertible) and all options, warrants or other rights which may be exercised to acquire securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group have been exercised (whether or not then exercisable), and (y) no such convertible securities have been converted by any other Person and no such options, warrants or other rights have been exercised by any other Person; or

               (ii) at any time subsequent to the date of execution of this Agreement there shall be elected or appointed to the Board of Directors of the Company (the "Board") any director or directors whose appointment or election by the Board or nomination for election by the Company's shareholders was not approved by a vote of at least a majority of the directors then still in office who were either directors on the date of execution of this Agreement or whose election or appointment or nomination for election was previously so approved; or

               (iii)  a  reorganization,  merger,  consolidation,   combination,
corporate restructuring or similar transaction (an "Event"), in each case, in respect of which the beneficial

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owners of the outstanding  Company voting  securities  immediately prior to such
Event do not, following such Event, beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company and any resulting Parent in substantially the same proportions as their ownership, immediately prior to such Event, of the outstanding Company voting securities; or

               (iv) an Event involving the Company as a result of which 40% or more of the members of the board of directors of the Parent or the Company are not persons who were members of the Board immediately prior to the earlier of
(x) the Event, (y) execution of an agreement the consummation of which would result in the Event, or (z) announcement by the Company of an intention to effect the Event; or

               (v) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Disability," for purposes of this Agreement, shall apply to an Executive who has applied for and is determined to be eligible to receive disability benefits under the Company's long term disability plan.

          (e) The "Change in Control Date" shall be any date during the term of this Agreement on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment or status as an elected officer with the Company is terminated within six months prior to the date on which a Change in Control occurs, then unless such employment or status as an elected officer with the Company is terminated (i) for cause, or (ii) voluntarily by the Executive, for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination.

          (f) "Good Reason" means:

               (i) the assignment to the Executive within the Protection Period of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements, authority, duties or responsibilities), or any other action which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) a reduction by the Company in the Executive's base salary in effect immediately before the beginning of the Protection Period or as increased from time to time thereafter,

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               (iii) a  failure  by the  Company  to  maintain  plans  providing benefits at least as beneficial as those provided by any benefit or compensation plan (including, without limitation, any incentive compensation plan, bonus plan or program, retirement, pension or savings plan, stock option plan, restricted stock plan, life insurance plan, health and dental plan or disability plan) in which the Executive is participating immediately before the beginning of the Protection Period, or if the Company has taken any action which would adversely affect the Executive's participation in or reduce the Executive's opportunity to benefit under any of such plans or deprive the Executive of any material fringe benefit enjoyed by him immediately before the beginning of the Protection Period; provided, however, that a reduction in benefits under the Company's tax-qualified retirement, pension or savings plans or its life insurance plan, health and dental plan, disability plans or other insurance plans which reduction applies equally to all participants in the plans and has a de minimis effect on the Executive shall not constitute "Good Reason" for termination by the Executive;

               (iv) the Company's requiring the Executive, without the Executive's written consent, to be based at any office or location in excess of 50 miles from his office location immediately before the beginning of the Protection Period, except for travel reasonably required in the performance of the Executive's responsibilities;

               (v) any purported termination by the Company of the Executive's employment for Cause otherwise than as expressly permitted by Section 10 of this Agreement; or

               (vi) any failure by the Company to obtain the assumption of the obligations contained in this Agreement by any successor as contemplated in
Section 9(c) of this Agreement.

          (g) "Parent" means any entity which directly or indirectly through one or more other entities owns or controls more than 50% of the voting stock or common stock of the Company.

          (h) "Protection Period" means the period beginning on the Change in Control Date and ending on the last day of the second full calendar year following the Change in Control Date.

          (i) "Subsidiary" means a company 50% or more of the voting securities of which are owned, directly or indirectly, by the Company.

     3. Benefits Upon Termination Within a Protection Period. If, during a Protection Period, the Executive's employment shall be terminated by the Company other than for Cause or Disability or other than as a result of the Executive's death or if the Executive shall terminate his employment for Good Reason, the Company shall provide the following benefits:

          (a) The Company shall pay to the Executive in a lump sum in cash within 30 days after the date of termination the Executive's full base salary accrued but unpaid through the date of termination at the rate in effect at the time of the termination plus an amount equal to the product of (i) the "Current Year Bonus" for the Executive, which for purposes of this Agreement shall be equal to the greater of (A) the amount of the Executive's bonus under the applicable bonus plan for the

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most  recent  fiscal  year  ending  prior to the date of the  Change in  Control
(recognizing any election to receive stock under the Company's Stock Bonus Plan and valuing such stock at the market price thereof on the date received by the Executive) or (B) the target bonus established for the Executive for the fiscal year in which the Change in Control occurs (taking into account any election to receive stock under the Company's Stock Bonus Plan, and valuing such stock at the closing price of the Company's common stock two trading days after the date of the public announcement of the Change in Control), multiplied by (ii) a fraction, the numerator of which is the number of days in such fiscal year through the date of termination and the denominator of which is 365; and

          (b) The Company shall pay to the Executive in a lump sum in cash within 30 days after the date of termination a severance payment in an amount equal to 100% of the Executive's "Annual Compensation." For purposes of this Agreement, "Annual Compensation" shall be an amount equal to the aggregate of the Executive's annual cash compensation (other than bonus) from the Company and its Subsidiaries, whether paid currently or deferred in effect immediately prior to the date of termination or Change in Control (whichever is greater) plus the Current Year Bonus as of the year in which the Change in Control occurs; and

          (c) Within 30 days after the date of termination, upon surrender by the Executive of his outstanding options to purchase common shares of the Company ("Common Shares") granted to the Executive pursuant to the stock option plans of the Company, but not including any non-vested stock options granted on November 13, 1993 or January 11, 1994 (the "Outstanding Options"), the Company shall pay the Executive an amount in respect of each Outstanding Option equal to the difference between the exercise price of such Outstanding Options and the higher of (x) the fair market value of the Common Shares at the time of such termination, and (y) the highest price paid for Common Shares or, in the cases of securities convertible into Common Shares or carrying a right to acquire
Common Shares, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Common Shares or at which Common Shares may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change in Control of the Company. In the alternative, the Executive may exercise his Outstanding Options, all of which shall be immediately vested; and

          (d) The Company shall provide the Executive with reasonable outplacement services selected by the Executive, which shall be of a cost consistent with the policies for executives serving in positions similar to the Executive's position attached hereto as Exhibit A; and

          (e) During the two year period following the date of termination, the Company shall maintain in full force and effect for the continued benefit of the Executive the Company's life and disability insurance programs and the Company's medical, dental and vision plans in which the Executive was entitled to participate immediately prior to the date of the Change in Control, and during the one year period following the date of termination, the Company shall maintain in full force and effect for the continued benefit of the Executive the Company's automobile program in which the Executive was entitled to participate immediately prior to the date of the Change in Control. In the event the Executive's participation in any such program or plan is barred or otherwise prevented, the

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Company   shall  provide  the  Executive   with   after-tax   cash  or  benefits
substantially similar to and not less favorable than the benefits which the Executive would otherwise be entitled to receive under such program or plan; and

          (f) The Company shall promptly upon a Change in Control establish a rabbi trust arrangement for the benefit of the Executive and fund that rabbi trust with an amount equal to the present value of the benefit accrued under the Company's Benefit Equalization Plan for Certain Employees of Core Industries Inc. (the "SERP Plan"), determined as of the date of the Change in Control, using the mortality table published in Revenue Ruling 95-6, as it may be amended from time to time, and using an interest rate equal to the average yield on 30-year Treasury Constant Maturities as specified by the Commissioner of Internal Revenue for the third calendar month preceding the first day of the month in which the Change in Control occurs; and

          (g) All of the Executive's benefits accrued under the supplemental retirement plans, excess retirement plans and deferred compensation plans maintained by the Company or any of its Subsidiaries shall become immediately vested in full.

     4. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, practices, policies or programs provided by the Company or any of its Subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its Subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, practice, policy or program of the Company or any of its Subsidiaries at or subsequent to the date of termination shall be payable in accordance with such plan, practice, policy or program.

     5. Full Settlement; Legal Expenses. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, upon written demand therefor by the Executive, all legal fees and expenses which the Executive may reasonably incur as a result of any dispute or contest by or with the Company or others regarding the validity or enforceability of, or liability under, any provision of this Agreement, if the Executive is the prevailing party in such action. In any such action brought by the Executive for damages or to enforce any provisions of this Agreement, he shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Company's obligations hereunder, in his sole discretion.

     6. Parachute Payments. Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by the Company or any other person or entity to or for the benefit of the Executive is a "parachute payment" (within the meaning of

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Section  280G(b)(2)  of the Code),  whether  paid or payable or  distributed  or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or a substantial portion of its assets (a "Payment"), and would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Payments shall be reduced (but not below zero) if and to the extent that such reduction would result in the Executive's retaining a larger amount, on an after-tax basis (taking into account all federal, state and local income taxes and the imposition of the Excise Tax), than if the Executive had received all of the Payments. If the application of the preceding sentence should require a reduction in the Payments or other "parachute payments," unless the Executive shall have designated otherwise, such reduction shall be implemented first, by reducing any non-cash benefits to the extent necessary and, second, by reducing any cash benefits to the extent necessary. In each case, the reductions shall be made starting with the payment or benefit to be made on the latest date as of which any Payment would be made and reducing Payments in reverse chronological order therefrom. All determinations concerning the application of this Section 6 shall be made by a nationally recognized firm of independent accountants, selected by the Executive and satisfactory to the Company, whose determination shall be conclusive and binding on all parties. The fees and expenses of such accountants shall be borne by the Company.

     7. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all proprietary or confidential information, knowledge or data relating to the Company or any of its Subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its Subsidiaries and which shall not be or become public knowledge (other than by acts of the Executive or his representatives in violation of this Agreement). After the date of termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

     8. Consulting and Noncompetition. If, during a Protection Period, the Executive's employment shall be terminated by the Company other than for Cause or Disability and other than as a result of the Executive's death, or if the Executive shall terminate his employment during a Protection Period for Good Reason, then:

          (a) For a period of two years following the termination of his employment, the Executive shall make himself available by phone upon reasonable notice, and shall also make himself available in person, at such location as the Company and the Executive shall agree, upon reasonable notice, subject to the Executive's prior commitments; provided, however, that the Executive shall not be required to make himself available for more than five days per month. The Executive shall consult with the Company with respect to matters raised by the Company within his knowledge or experience.

          (b) As consideration for the Executive's consulting services and agreement not to compete as provided in this Section 8, the company shall pay the Executive a consulting and

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noncompetition  fee equal to the amount to be paid to the Executive  pursuant to
Section 3(b) of this Agreement. Such fee shall be paid to the Executive in a lump sum in cash within 30 days after the date of termination.

          (c) The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive in the performance of the Executive's services under Section 8(a) this Agreement upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require. If the Executive shall agree to consult at a location away from the metropolitan area of his then current residence, the Company shall pay his reasonable travel and lodging expenses in connection therewith.

          (d) For a period of two years following the termination of his employment, the Executive shall not, either directly or indirectly, through any person or entity:

               (i) engage in any activities or conduct any businesses which are in competition with the activities engaged in or business conducted by the Company during the term of the Executive's employment with the Company, or

               (ii) hire any person who is then employed by or is a consultant to the Company or who was employed by or a consultant to the Company at any time during the three months prior to the date of such hiring, or encourage, induce or attempt to induce, or aid, assist or abet any other party or person in encouraging, inducing or attempting to induce, any such employee or consultant to alter or terminate his or her employment or consultation with the Company; or

               (iii) be engaged by, consult with, or invest in, any person or entity wherever located, which conducts a business in competition with the business conducted by the company during the term of the Executive's employment with the Company, except that the Executive may, at any time, own stock in a corporation which may be in competition with the Company, whose shares are listed for trading on a national or regional stock exchange or trade on the over-the-counter market, provided that the Executive owns, in the aggregate, fewer than 5% of the issued and outstanding shares of such corporation.

          (e) The  covenants  and  obligations  contained  in  Section  7 and in
Section 8(c) of this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of such Sections shall cause irreparable injury to the Company, the amount of which shall be difficult if not impossible to estimate or determine and which cannot be adequately compensated. Therefore, the Company shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any of such terms by the Executive and such other persons as the court orders. In no event shall an asserted violation of the provisions of Section 7 or of Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     9. Successors.

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          (a) This  Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives or Successor(s) in Interest. The Executive may designate a Successor (or Successors) in Interest to receive any and all amounts due the Executive in accordance with this Agreement should the Executive be deceased at any time of payment. Such designation of Successor(s) in Interest shall be made in writing and signed by the Executive, and delivered to the Company pursuant to
Section 11(b) hereof. Any such designation may be made to any legal person, persons, trust or the Executive's' estate as he shall determine in his sole discretion. In the event any designation shall be incomplete, or in the event the Executive shall fail to designate a Successor in Interest, his estate shall be deemed to be his Successor in Interest to receive such portion of all of the payments due hereunder. The Executive may amend, change or revoke any such designation at any time and from time to time, in the same manner. This Section 9(a) shall not supersede any designation of beneficiary or successor in interest made by the Executive, or separately covered, under any other plan, practice, policy or program of the Company.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and any Parent of the Company or any successor and without regard to the form of transaction utilized by the Parent to acquire the business or assets of the Company, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or Parentage had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid (and any Parent of the Company or any successor) which is required by this clause to assume and agree to perform this Agreement or which otherwise assumes and agrees to perform this Agreement.

     10. Notice of Termination. Any termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with
Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the date of termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

     11. Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, to the addresses for each party as first written above or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications to the Company shall be addressed to the attention of the Company's President. Notice and communications shall be effective when actually received by the addressee.

          (c) Whenever reference is made herein to any specific plan or program of the Company, to the extent that the Executive is not a participant therein or has no benefit accrued thereunder, whether vested or contingent, as of the Change in Control Date, then such reference herein shall be null and void and of no effect, and the Executive shall acquire no additional benefit as a result of such reference.

          (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

          (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof, and it supersedes any prior agreements between the Executive and the Company.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from the Committee, the Company has caused these presents to be executed as of the day and year first above written.

EXECUTIVE                              CORE INDUSTRIES INC

/s/ THOMAS G. HOOPER               By  /s/ ROBERT G. STONE, JR.
----------------------------           --------------------------------------
Thomas G. Hooper                       Robert G. Stone, Jr.
                                   Its Chairman of the Compensation Committee
                                       of the Board of Directors


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